Exhibit 99.1

Twist Bioscience Reports First Quarter Fiscal 2019 Financial Results and Highlights

Commercial and Operational Progress

— Reports Record Revenue of $11.5 Million for First Quarter of Fiscal 2019 —

— Increasing Orders Show Substantial Growth in Next-Generation Sequencing Products —

— Diversified Revenue from Genes Products —

— Updates Fiscal 2019 Financial Guidance —

SAN FRANCISCO, Calif. – February 7, 2019 – Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today reported financial results and business highlights for the first quarter of fiscal 2019 ended December 31, 2018.

“We accomplished several significant objectives during the first quarter of fiscal 2019 focused on expanding our product portfolio, diversifying our customer base and continuing to deliver on our mission to supply DNA for improved health and sustainability,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist. “Our NGS products are resonating with the market and drove top-line growth in the quarter. We received much larger orders more quickly than we anticipated, requiring increased staffing and resulting in higher fixed cost in the near- and medium-term.”

“Moving forward, we intend to maintain a strong top line, work to drive our margin up, and continue to invest strategically in our vertical market opportunities focused on antibody discovery and DNA data storage.”

FISCAL 2019 FIRST QUARTER FINANCIAL RESULTS

•	Orders: Total orders received for the three months ended December 31, 2018 were $15.2 million, compared to $7.4 million for the same period of fiscal 2018.

•	Revenue: Total revenues were $11.5 million for the three months ended December 31, 2018 compared to $4.3 million for the same period of fiscal 2018.

•	Cost of Revenues: Cost of revenues for the three months ended December 31, 2018 $11.9 million compared to $7.5 million for the similar period of fiscal 2018.

•	Research and Development Expenses: Research and development expenses for the three months ended December 31, 2018 were $7.3 million compared to $4.3 million for the same period of fiscal 2018.

•

Selling, General and Administrative Expenses: Selling, general and administrative expenses for the three months ended December 31, 2018 were $15.3 million compared to $9.3 million for the same period of fiscal 2018.

•	Net Loss: Net loss for the fiscal 2019 first quarter was $22.6 million, or $1.18 per share, compared to $16.9 million, or $6.42 per share, for the fiscal 2018 first quarter.

•	Cash Position: As of December 31, 2018, the company had $130.2 million in cash, cash equivalents and short term investments.

“We delivered significant revenue and order growth in the first quarter – both indicators that our products are gaining traction, and we have scaled our internal infrastructure and resources to position Twist for rapid growth, particularly from our NGS products,” commented Jim Thorburn, CFO of Twist.

Fiscal First Quarter 2019 and Recent Highlights

•	Shipped approximately 71,000 genes in the first quarter of 2019, compared to approximately 44,800 in the first quarter of fiscal 2018. Current turnaround time for 1.8 kb genes is 14 days

•	Continued progress in NGS product line, having shipped to 115 customers in the first quarter of fiscal 2019 with eighteen customers now in production mode

•	Expanded the availability of genes five kilobases (5 kb) in length to all customers

•	Introduced Twist Application Programming Interface (TAPI)

•

Received International Organization for Standardization (ISO) 9001:2015 and 13485:2016 certification for its quality management systems for manufacturing its next-generation sequencing (NGS) Target Enrichment Panels[1], the latter for medical device applications

•	Generated early proof-of-concept data from the GPCR library and antibody optimization software for Twist Biopharma

Fiscal 2019 Milestones

SynBio

•	Offer customers 5kb genes at disruptive price – Complete

•	Introduce Twist Application Programmable Interface (TAPI) for gene ordering – Complete

•	Implement and execute new product introductions roadmap

[1]	Both ISO 13485:2016 and 9001:2015 certifications are for Twist’s San Francisco offices, located in Mission Bay.

Genomics and Targeted NGS

•	Achieve ISO 13485:2016 certification for quality management systems (NGS TE Panels) – Complete

•	Convert pilot NGS customers to full production

•	Launch e-commerce platform for NGS products in the first half of 2019

•	Leverage growth in top line to improve variable and gross margin

•	Launch back-end production in China for NGS and other products

Biopharma

•	Generate early proof-of-concept data from the GPCR library and antibody optimization software for Twist Biopharma – Complete

•	Expand proof of concept data packages for the GPCR antibody library and the bio-better programs

•	Advance the antibody discovery and optimization programs through non-dilutive collaborations

•	Longer-term: seek revenue-generating partnerships

DNA Data Storage

•	Execute roadmap to increase synthesis density on silicon platform and reduce DNA writing cost for DNA digital data storage

•	Pursue non-dilutive funding for the continued development of DNA digital data storage

Financial Guidance

For the full fiscal year 2019, Twist continues to expect to report:

•	Revenue in the range of $47 million to $49 million

•	Net loss in the range of $92 million to $94 million due to:

•	Increased stock-based compensation costs of approximately $7 million, a non-cash item

•	$1.4 million associated with one-time public company readiness and NGS ramp costs incurred in the first quarter of fiscal 2019

•	Increased investment in NGS operations of approximately $0.6 million per quarter driven by staffing increases associated with the increased NGS market opportunity

•	$1.5 million investment in biopharma as we increase our projected investment from $5.0 million

Litigation Update

On January 29, 2019, Twist Bioscience and Emily Leproust filed a demurrer and motion to strike Agilent’s second amended complaint, challenging each of Agilent’s legal claims, as well as a cross-complaint asserting six new counterclaims against Agilent. They filed their answer and affirmative defenses to Agilent’s second amended complaint. A full statement is available at: https://investors.twistbioscience.com/news-releases/news-release-details/case-update-agilent-v-twist-litigation.

Conference Call Information

The company plans to hold a conference call and live audio webcast for analysts and investors at 4:30 p.m. Eastern Time to discuss its financial results and provide an update on the company’s business. The call can be accessed by dialing (866) 688-0947 (domestic) or (409) 217-8781 (international) and refer to the conference ID 7382069. A telephonic replay of the conference call will be available beginning approximately four hours after the call through February 14, 2019, and may be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay conference ID is 7382069. The webcast replay will be available for two weeks.

About Twist Bioscience Corporation

Twist Bioscience is a leading and rapidly growing synthetic biology company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist make products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Investor Relations Information

Twist uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Twist’s investor relations website in addition to following Twist’s press releases, SEC filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Twist Bioscience’s anticipated fiscal 2019 milestones, conversion of pilot customers , revenue growth across all product categories and geographic regions, validation of Twist’s GPCR and antibody optimization software for Twist Biopharma and delivery on Twist’s mission to improve healthcare and sustainability through synthetic DNA. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist Bioscience’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties of the ability to attract new customers and retain and grow sales from existing customers; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology could make the products Twist Bioscience is developing obsolete or non-competitive; uncertainties of the retention of a significant customer; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist Bioscience’s patents or proprietary rights; and the risk that Twist Bioscience’s proprietary rights may be insufficient to protect its technologies. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist Bioscience’s business in general, see Twist Bioscience’s risk factors set forth in Twist Bioscience’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 20, 2018 relating to its initial public offering of common stock. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Contact:

Argot Partners

Maeve Conneighton

212-600-1902

maeve@argotpartners.com

Media Contact:

Angela Bitting

925-202-6211

media@twistbioscience.com

Twist Bioscience Corporation

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,
	2018	2017
Revenues	$11,492	$4,313
Operating expenses:
Cost of revenues	11,857	7,498
Research and development	7,273	4,303
Selling, general and administrative	15,259	9,263

Total operating expenses	34,389	21,064

Loss from operations	(22,897)	(16,751)
Interest income	664	158
Interest expense	(348)	(273)
Other income (expense), net	(15)	(19)
Provision for income taxes	(43)	(52)

Net loss attributable to common stockholders	$(22,639)	$(16,937)

Net loss per common share, basic and diluted	$(1.18)	$(6.42)

Shares used to compute net loss per common share, basic and diluted	19,187,533	2,638,068

Twist Bioscience Corporation

Condensed Consolidated Balance Sheet

(in thousands)

	December 31, 2018	September 30, 2018
	(Unaudited)	(1)
Assets
Cash and cash equivalents	$66,459	$80,757
Short-term investments	63,707	—
Accounts receivable, net	6,978	5,419
Inventory	5,561	6,028
Prepaid expenses and other current assets	3,958	3,467

Total current assets	146,663	95,671
Property and equipment, net	13,596	12,331
Other assets	4,194	7,789

Total assets	164,453	115,791

Current liabilities
Accounts payable	$6,725	$7,531
Accrued liabilities	7,867	7,567
Current portion of long-term debt	3,333	2,500
Other current liabilities	1,073	939

Total current liabilities	18,998	18,537
Redeemable convertible preferred stock warrant liability	—	631
Long-term debt, net of current portion	6,526	7,218
Other non-current liabilities	333	344

Total liabilities	25,857	26,730
Redeemable convertible preferred stock	—	290,483
Total stockholders’ equity (deficit)	138,596	(201,422)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$164,453	$115,791

(1)

The condensed balance sheet as of September 30, 2018 has been derived from the audited financial statements at that date included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2018 filed with the Securities and Exchange Commission on December 20, 2018.